                            SECURITIES PURCHASE AGREEMENT

    SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 17, 1997, by and among Informix Corporation, a Delaware corporation (the "COMPANY"), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as a "PURCHASER" and, collectively, as the "PURCHASERS".

    The Company wishes to sell to each Purchaser, and each Purchaser wishes to buy, on the terms and subject to the conditions set forth in this Agreement, the number of shares (the "PREFERRED SHARES") of the Company's Series B Convertible Preferred Stock (the "PREFERRED STOCK") set forth next to such Purchaser's name on the signature pages hereof. The Preferred Shares are convertible pursuant to the terms of a Certificate of Designation relating to the Preferred Stock, the form of which is attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATION") into (i) shares (the "CONVERSION SHARES") of the Company's Common Stock (the "COMMON STOCK") and (ii) a Warrant in the form of EXHIBIT B hereto (a "WARRANT" and, when taken together with all of the warrants issued or issuable pursuant to the Certificate of Designation, the "WARRANTS") entitling the holder thereof to purchase shares (the "WARRANT SHARES") of Common Stock. Dividends on the Preferred Shares are payable, subject to the terms and conditions of the Certificate of Designation, in shares of Common Stock (the "DIVIDEND PAYMENT SHARES") or cash. The Preferred Shares, the Warrants, the Conversion Shares, the Warrant Shares and the Dividend Payment Shares are collectively referred to herein as the "SECURITIES".

    The Company has agreed to effect the registration of the Conversion Shares, the Warrant Shares and the Dividend Payment Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to a Registration Rights Agreement of even date herewith by and among the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"). The sale of the Preferred Shares by the Company to the Purchasers will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act.

    The Company and the Purchasers hereby agree as follows:

1.  PURCHASE AND SALE OF PREFERRED SHARES.

    1.1 AGREEMENT TO PURCHASE AND SELL. Upon the terms and subject to the satisfaction of the conditions set forth herein, the Company agrees to sell at the Closing (as defined below), and each Purchaser agrees to purchase, the number of Preferred Shares set forth below such Purchaser's name on the signature pages hereof at a purchase price equal to one thousand dollars ($1,000) TIMES the number of Preferred Shares purchased by such Purchaser (the "PURCHASE PRICE").

    1.2 CLOSING. Subject to the satisfaction or waiver of the conditions set forth herein, the closing of the purchase and sale of the Preferred Shares (the "CLOSING") will be deemed to occur when full payment of the Purchase Price has been made by each Purchaser by wire transfer of immediately

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available funds against physical delivery by the Company of duly executed certificates representing the Preferred Shares purchased by such Purchaser hereunder. The date on which the Closing is deemed to occur is referred to herein as the "CLOSING DATE". It is anticipated that the Closing Date will be November 18, 1997, or such later date as is mutually agreed upon by the parties hereto.

    1.3 CERTAIN DEFINITIONS. When used herein, (A) "BUSINESS DAY" shall mean any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business, (B) an "AFFILIATE" of a party shall mean any person or entity controlling, controlled by or under common control with that party and (C) "CONTROL" shall mean, with respect to an entity, the ability to direct the business, operations or management of such entity, whether through an equity interest therein or otherwise.

2.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

    Each Purchaser, solely with respect to it, hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the date of this Agreement and as of the Closing Date:

    2.1 AUTHORIZATION; ENFORCEABILITY. Such Purchaser is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to purchase the Preferred Shares and to execute and deliver this Agreement.
This Agreement constitutes such Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

    2.2 ACCREDITED INVESTOR; INVESTMENT INTENT. Such Purchaser is an accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Preferred Shares solely for its own account for investment purposes as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

    2.3 INFORMATION. The Company has provided such Purchaser with information regarding the business, operations and financial condition of the Company, and has granted to such Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Preferred Shares hereunder. Neither such information nor any other investigation conducted by such Purchaser or any of its representatives shall modify, amend or

                                     -2-
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otherwise affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

    2.4 LIMITATIONS ON DISPOSITION. Such Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

    2.5 LEGEND. Such Purchaser understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale. Such securities are issued subject to the provisions of (i) the Certificate of Designation of Informix Corporation (the "Company"), (ii) a Securities Purchase Agreement, dated November 17, 1997, by and among the Company and the purchasers named therein, and (iii) a Registration Rights Agreement, dated November 17, 1997, by and among the Company and such purchasers."

         Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement and the Purchaser holding or entitled to receive such Securities has represented to the Company, in the related Conversion Notice (as defined in the Certificate of Designation) or otherwise in writing, that such Purchaser has resold or transferred such Securities in accordance with the terms of the Prospectus relating to such Registration Statement, (B) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the cost of which shall be borne by such holder) to the effect that such Security can be sold publicly without registration under the Securities Act, (C) such Securities can be sold pursuant to Rule 144 under the Securities Act ("RULE 144") and a registered broker dealer provides to the Company a customary broker's Rule 144 letter and such Purchaser delivers to the Company a customary seller's representation letter, or (D) such Securities are eligible for resale under Rule 144(k), such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

                                     -3-
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3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company hereby makes the following representations and warranties to each Purchaser and agrees with such Purchaser that, as of the date of this Agreement and as of the Closing Date:

    3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The term "subsidiaries" shall mean entities in which the Company has an equity interest of 50% or greater.

    3.2 AUTHORIZATION; CONSENTS. The Company has the requisite corporate power and authority to enter into and perform its obligations under (i) this Agreement, (ii) the Registration Rights Agreement and (iii) all other agreements, documents, certificates or other instruments delivered by the Company at the Closing (the instruments described in (i), (ii) and (iii) being collectively referred to herein as the "TRANSACTION DOCUMENTS"), to execute and perform its obligations under the Certificate of Designation, to execute and perform its obligations under the Warrants, to issue and sell the Preferred Shares to such Purchaser in accordance with the terms hereof, to issue the Conversion Shares and the Warrants upon conversion of the Preferred Shares in accordance with the Certificate of Designation, to issue the Warrant Shares upon exercise of the Warrants and to issue the Dividend Payment Shares in accordance with the Certificate of Designation. All corporate action on the part of the Company by its officers, directors and stockholders necessary for (A) the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents, (B) the authorization, execution and filing of, and the performance by the Company of its obligations under, the Certificate of Designation, and (C) the authorization and execution, and the performance by the Company of its obligations under, the Warrants has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization (other than as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), or any other person or entity is required (pursuant to any rule of the National Association of Securities Dealers, Inc. or otherwise).

    3.3 ENFORCEMENT. The Transaction Documents and the Certificate of Designation constitute, and the Warrants upon issuance will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

    3.4 DISCLOSURE DOCUMENTS; AGREEMENTS; FINANCIAL STATEMENTS; OTHER INFORMATION. The Company has filed, or will file prior to the Closing, with the
Commission: (i) the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996, (ii) Quarterly Reports on

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Form 10-Q, as amended, for the quarters ended March 30, 1997, June 29, 1997 and September 29, 1997, (iii) all Current Reports on Form 8-K required to be filed with the Commission since December 31, 1996 and (iv) the Company's definitive Proxy Statement for its 1997 Annual Meeting of Stockholders (the "DISCLOSURE DOCUMENTS"). The Company is not aware of any event occurring on or prior to the Closing (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each Disclosure Document, as of the date of the filing thereof with the Commission or, with respect to a Disclosure Document that has been amended subsequent to the initial filing thereof, as of the date of the filing of such amendment with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder and, as of the date of such filing, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements required to be filed as exhibits to the Disclosure Documents have been filed (or will be filed prior to the Closing) as required. Neither the Company nor any of its subsidiaries is in breach of any agreement to which it is a party or by which it is bound where such breach is reasonably likely to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. Except as set forth in the Disclosure Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, are not required to be reflected in the Company's financial statements and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The financial statements of the Company included in the Disclosure Documents, as of their respective dates or, with respect to financial statements included in a Disclosure Document that has been amended subsequent to the initial filing thereof, as of the date of the filing of such amendment with the Commission, (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and (B) have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The information described in paragraph 2.3 above does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and does not include any material, non-public information.

    3.5 CAPITALIZATION. The capitalization of the Company as of November 17, 1997, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to

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be reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants is set forth on SCHEDULE 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on SCHEDULE 3.5, or as contemplated herein, as of the date of this Agreement and as of the Closing, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries. There have been no material changes to the information set forth on Schedule 3.5 since November 17, 1997.

    3.6  VALID ISSUANCE.

         3.6.1 The Preferred Shares are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company, (ii) based in part upon the representations of such Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all of the rights, preferences and privileges set forth in the Certificate of Designation. The Conversion Shares are duly authorized and reserved for issuance and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company. The Dividend Payment Shares are duly authorized and, upon the issuance thereof in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company.

         3.6.2 The Warrants are duly authorized and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company. The Warrant Shares are duly authorized and reserved for issuance and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company.

    3.7 NO CONFLICT WITH OTHER INSTRUMENTS. Except as set forth on SCHEDULE 3.7, neither the Company nor any of its subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any Federal or state judgment, writ, decree, order, statute, rule or governmental

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regulation applicable to the Company, which would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. Subject to the satisfaction of conditions set forth in Section 5 hereof, the (i) execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) execution and filing of the Certificate of Designation, and (iii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares, the issuance of the Warrants and the reservation for issuance and issuance of the Conversion Shares, the Warrant Shares and the Dividend Payment Shares) will not (A) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company's securities or (B) cause any Purchaser, or any affiliate of such Purchaser, (alone or together with any other Purchasers) to be deemed an Acquiring Person as such term is defined in the Company's Amended and Restated Rights Plan (the "RIGHTS PLAN") or trigger any rights under the Rights Plan. Each Conversion Share, Warrant Share and Dividend Payment Share shall be entitled to all of the rights afforded to shares of Common Stock pursuant to the Rights Plan.

    3.8  FINANCIAL CONDITION; TAXES; LITIGATION.

         3.8.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, as amended, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents, as of the date hereof and as of the Closing there has been no material adverse change to the Company's business, operations, properties, financial condition, prospects or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents.

         3.8.2 The Company has filed all tax returns required to be filed by it and paid all taxes which are due, except for taxes which it reasonably disputes or which could not reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

         3.8.3 Except as set forth in SCHEDULE 3.8.3, each of the Company and its subsidiaries is not the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental or regulatory entity which could reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

         3.8.4 Except as set forth in SCHEDULE 3.8.4, there is no material claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against

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the Company or any of its subsidiaries, or against any officer, director or employee of the Company or any such subsidiary in connection with such person's employment therewith. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

    3.9 REPORTING COMPANY; FORM S-1. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is eligible to register for resale shares of its Common Stock on a registration statement on Form S-1 under the Securities Act.

    3.10 ACKNOWLEDGEMENT OF DILUTION. The Company acknowledges that the issuance of (i) the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, (ii) the Warrant Shares upon exercise of the Warrants, and (iii) the Dividend Payment Shares in accordance with the terms of the Certificate of Designation may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation (x) to issue Conversion Shares and the Warrants upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, (y) to issue Warrant Shares upon exercise of the Warrants and (z) to issue Dividend Payment Shares in accordance with the terms of the Certificate of Designation is unconditional and absolute regardless of the effect of any such dilution. The Board of Directors has reviewed the Certificate of Designation and the Transaction Documents, and has determined that the transactions contemplated thereby are in the best interests of the Company and its stockholders.

    3.11 INTELLECTUAL PROPERTY. The Company and its subsidiaries each owns or possesses adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property rights necessary to conduct the business now operated by it, and is not aware of any infringement by a third party with respect to such rights or of any infringement by it or conflict with asserted rights of others that, in any such case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

    3.12 REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION.  Except as described on
SCHEDULE 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, the other Transaction Documents or the Certificate of Designation which has not been waived.

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    3.13 TRADING ON NASDAQ.  The Common Stock is authorized for quotation on the Nasdaq National Market, and trading in the Common Stock on Nasdaq has not been suspended. The Company is (or will be at the Closing) in full compliance with the designation criteria of the Nasdaq National Market, and does not reasonably anticipate that the Common Stock will lose its designation as a Nasdaq National Market Security, whether by reason of the transactions contemplated by this Agreement, the other Transaction Documents or the Certificate of Designation, or otherwise.

    3.14 SOLICITATION. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Shares or
(ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Preferred Shares under the Securities Act.

    3.15 FEES. The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

    3.16 FOREIGN CORRUPT PRACTICES. To the knowledge of the Company, neither the Company, nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary, has
(i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

    3.17 OTHER ISSUANCES OF SECURITIES. The Company has not issued (and will not issue) any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Preferred Shares to such Purchaser, or the issuance of the Conversion Shares upon conversion thereof, for purposes of determining whether stockholder approval is required under the designation criteria of the Nasdaq National Market.

    3.18 TITLE. The Company has good and marketable title in fee simple to the real property described in paragraph 5.1.15 hereof, subject to the contracts of sale described therein, in each case free and clear of all liens, encumbrances and defects, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property (including the sale thereof as described in paragraph 5.1.15) by the Company and its subsidiaries.

    3.19 EXCHANGE OF SERIES A CONVERTIBLE PREFERRED STOCK. The holder or holders of all of the previously outstanding shares of the Company's Series A Convertible Preferred Stock have validly

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exchanged such shares for shares of the Series A-1 Preferred Stock (as defined below). No shares of such Series A Convertible Preferred Stock remain outstanding, and all such shares outstanding at any time prior to such exchange have been retired by the Company and have regained the status of authorized but unissued shares. No approval, consent or authorization by the holder or holders of the Series A Convertible Preferred Stock or the Series
A-1 Preferred Stock is required in order to consummate the transactions contemplated hereby or by the Certificate of Designation, other than as will be delivered to the Purchasers by the Company on or before the Closing, and no preemptive, anti-dilutive or other rights on the part of such holder or holders are triggered thereby.

4.  COVENANTS OF THE COMPANY.

    4.1 CORPORATE EXISTENCE. The Company shall, so long as any Purchaser or any affiliate of such Purchaser beneficially owns any Securities, maintain its corporate existence in good standing and shall pay all taxes owed by it when due except for taxes which the Company reasonably disputes or as to which the failure to pay could not reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company.

    4.2 PROVISION OF INFORMATION. The Company shall provide each Purchaser with copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements and other materials sent to stockholders, in each such case promptly after the filing thereof with the Commission, until the conversion or redemption of all of the Preferred Shares and exercise in full of all of the Warrants held by such Purchaser.

    4.3 FORM D; BLUE-SKY QUALIFICATION. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing, take such action as is necessary to qualify the Preferred Shares for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to each Purchaser at or prior to the Closing.

    4.4 REPORTING STATUS. As long as any Purchaser or any affiliate of such Purchaser beneficially owns any Securities and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), (i) the Company shall timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and
(ii) the Company shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. The Company agrees to file with the Commission a Form 8-K describing the terms of the transactions contemplated by this Agreement and the other Transaction Documents, with the Transaction Documents attached to such Form 8-K as an exhibit thereto, on or before the fifteenth (15th) day following the Closing Date in the form required by the Exchange Act.

    4.5 RESERVATION OF COMMON STOCK. The Company shall at all times have authorized and reserved for issuance, free from any preemptive rights, solely for the purpose of effecting conversions of the Preferred Shares hereunder and the exercise of the Warrants, such number of its shares of

Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares and the exercise of the Warrants in full (the "RESERVED AMOUNT"). As of the Closing Date, the Reserved Amount shall be equal to no less than 150% of the number of shares of Common Stock issuable upon conversion of all of the Preferred Shares to be issued at the Closing (assuming for such purpose that the Conversion Date (as defined in the Certificate of Designation) for such conversion were to occur as of the Closing Date) and exercise of all of the Warrants issuable upon such conversion. If on any date the Reserved Amount is less than 125% of the number of shares of Common Stock issuable upon conversion of all of the Preferred Shares then outstanding (assuming for such purpose that the Conversion Date (as defined in the Certificate of Designation) for such conversion were to occur as of such date) and exercise of all of the Warrants issuable upon such conversion, the Company shall take action (including without limitation seeking stockholder authorization for the reservation of additional shares of Common Stock) as soon as practicable (but in no event longer than thirty (30) days) to increase the Reserved Amount to no less than 150% of the number of shares of Common Stock into which such outstanding Preferred Shares are then convertible and such Warrants are exercisable. In addition, if on any date the number of shares of Common Stock authorized for any purpose permitted under the Company's Certificate of Incorporation (including the Reserved Amount) is less than 200% of the number of shares of Common Stock issuable upon conversion of all of the Preferred Shares then outstanding (assuming for such purpose that the Conversion Date (as defined in the Certificate of Designation) for such conversion were to occur as of such date) and exercise of all of the Warrants issuable upon such conversion, the Company shall take action (including without limitation seeking stockholder authorization for the reservation of additional shares of Common Stock) as soon as practicable (but in no event longer than thirty (30) days) to (i) reserve all authorized and unreserved shares of Common Stock solely for the purpose of effecting conversions of the Preferred Shares hereunder and the exercise of the Warrants in full and (ii) increase such authorized amount to no less than 200% of the number of shares of Common Stock into which such outstanding Preferred Shares are then convertible and such Warrants are exercisable. The Company shall not reduce the number of shares reserved for issuance hereunder without the written consent of the holders of two-thirds of the Preferred Shares then outstanding. No Purchaser shall be issued, upon conversion of Preferred Shares or exercise of the Warrants, shares of Common Stock in an amount greater than the product of (A) the Reserved Amount in effect on the date on which notice of such conversion or exercise is delivered to the Company pursuant to the terms of the Certificate of Designation TIMES
(B) a fraction, the numerator of which is the number of Preferred Shares purchased by such Purchaser hereunder and the denominator of which is the aggregate amount of all of the Preferred Shares purchased by the Purchasers hereunder.

    4.6 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares and the Warrants for general corporate purposes only, in the ordinary course of its business and consistent with past practice and shall not use such proceeds to make a loan to any employee, officer or director of the Company or to repurchase or pay a dividend on shares of Common Stock except in connection with a stock repurchase at the original purchase price therefor (as long as such repurchase is effected at a purchase price for the shares of Common Stock being repurchased which is less than the then current market value of the Common Stock) from an employee under a customary form of stock repurchase agreement resulting from the termination of such employee's employment.

    4.7 QUOTATION ON NASDAQ. The Company shall (i) as soon as practicable following the Closing, secure the designation and quotation of the Conversion Shares, the Warrant Shares and the Dividend Payment Shares on the Nasdaq National Market, and (ii) use its best efforts to maintain the designation and quotation, or listing, of the Common Stock on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange.

    4.8 USE OF PURCHASER NAME. The Company shall not use, directly or indirectly, any Purchaser's name in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

    4.9 COMPANY'S INSTRUCTIONS TO TRANSFER AGENT. On or prior to the Closing, the Company shall execute and deliver irrevocable instructions to its transfer agent (the "TRANSFER AGENT") (i) to issue certificates representing Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and receipt of a valid Conversion Notice (as defined in the Certificate of Designation) from a Purchaser, in the amount specified in such Conversion Notice, in the name of such Purchaser or its nominee, (ii) to issue certificates representing the Warrants upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and receipt of a valid Conversion Notice (as defined in the Certificate of Designation) from a Purchaser, covering the number of Warrant Shares specified in such Conversion Notice, in the name of such Purchaser or its nominee, (iii) to issue certificates representing Warrant Shares upon exercise of the Warrants in accordance with their terms and receipt of a valid Exercise Notice (as defined in the Warrants) from a Purchaser, in the amount specified in such Exercise Notice in the name of such Purchaser or its nominee, (iv) to issue certificates representing the Dividend Payment Shares upon the issuance thereof in accordance with the Certificate of Designation and (v) to deliver such certificates to such Purchaser no later than the close of business on the later to occur of (A) the third (3rd) business day following the related Conversion Date or the Dividend Payment Date (each as defined in the Certificate of Designation) or Exercise Date (as defined in the Warrant), as the case may be and (B) in the case of conversion of Preferred Shares or exercise of the Warrant, the first business day following the date of delivery of the original certificates, duly endorsed, representing the Series B Preferred Shares being converted or the Warrant being exercised, as the case may be. The Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to a Purchaser upon conversion of the Preferred Shares, exercise of the Warrant, or issuance of the Dividend Payment Shares, and as long as the Transfer Agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and such Purchaser has not informed the Company that it wishes to receive physical certificates therefor, the transfer agent may effect delivery of Conversion Shares, Warrant Shares or Dividend Payment Shares, as the case may be, by crediting the account of such Purchaser or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Purchaser's right to convert the Preferred Shares or exercise the Warrant or to receive Conversion Shares, Warrants or Dividend Payment Shares in accordance with the terms of the Certificate of Designation or to receive Warrant

Shares in accordance with the terms of the Warrants. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Transfer Agent shall continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and agrees to be bound by the terms hereof.

    4.10 RIGHT OF FIRST OFFER. Subject and subordinate to the rights set forth in Section 5(h) of the Company's Subscription Agreement with Fletcher International Limited dated as of August 12, 1997, as amended, and to the rights of the holders of the Company's Series A-1 Preferred Stock, prior to any offer or sale by the Company of Common Stock (or any securities convertible into or exchangeable for Common Stock) during the one (1) year period following Closing (the "FIRST OFFER PERIOD"), the Company must first deliver to each Purchaser written notice describing the proposed issuance, including the terms and conditions thereof, and provide such Purchaser with an option (the "RIGHT OF FIRST OFFER") during the five (5) business day period following delivery of such notice to purchase up to its proportionate share (based on the number of Preferred Shares purchased by such Purchaser hereunder relative to the aggregate number of Preferred Shares purchased by the Purchasers hereunder) of the securities being offered on the same terms as contemplated by such issuance. In the event that such Purchaser either does not give notice within such five business day period that it intends to exercise the foregoing option or informs the Company in writing that it does not intend to participate in such issuance, the Company may offer to a third party the option to purchase up to, in the aggregate, the amount of securities which were declined by such Purchaser, on the same terms as were offered to such Purchaser; PROVIDED, HOWEVER, that any Purchaser that declines to exercise its option pursuant to a Right of First Offer shall have the right, upon delivery of notice thereof to the Company during such five business day period, to exchange the Preferred Shares then held by it for the securities being offered, on the same terms offered to such person or entity (an "EXCHANGE OPTION"). In the event that a Purchaser exercises its Exchange Option, the Company shall, at the same time that it issues the securities being offered to such person or entity, deliver to such Purchaser, in exchange for each Preferred Share (or securities received in exchange therefor if such Purchaser has previously exercised a Participation Option ("EXCHANGE SECURITIES")) then held by such Purchaser, the securities and any other consideration to be delivered to, and at the same purchase price to be paid by, such other person or entity; PROVIDED, HOWEVER, if such securities restrict in any way the conversion or exercise thereof, or the sale or resale of the underlying instruments issuable upon such conversion or exercise, and such restriction is based on the passage of time, appropriate provision shall be made so that such Purchaser shall be deemed to have held such securities for the same time period as such Purchaser has theretofore held such Preferred Shares and/or Exchange Securities, as the case may be. The value of each Preferred Share being exchanged by such Purchaser for the securities being offered shall be equal to the Liquidation Preference (as defined in the Certificate of Designation) for such Preferred Share or, with respect to Exchange Securities, the purchase price therefor plus accrued dividends or interest as the case may be. The Right of First Offer shall not apply to any transaction involving issuances of securities as consideration in a merger, consolidation, acquisition or sale of assets (in each case, the primary purpose of which is not to raise equity capital), or to a lender in connection with bank or equipment financing, or pursuant to a strategic partnership or joint venture which is formed for a bona fide commercial purpose, or as consideration for the acquisition of a business, product or license by the Company or in connection with the exercise of options by employees, directors or consultants. The Right of First Offer also shall not apply to (i) the issuance of Common Stock in a transaction pursuant to a firm-commitment underwritten public offering (other than an offering conducted pursuant to Rule 415 under the Securities Act), (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (iii) securities outstanding or issuable under the Company's Subscription Agreement with Fletcher International Limited ("FLETCHER") dated as of August 12, 1997, as amended, or under the Company's Exchange Agreement with Fletcher dated as of November 17, 1997 or (iv) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan or similar equity incentive plan or arrangement for the benefit of the Company's employees, directors or consultants.

5. CONDITIONS TO CLOSING.

    5.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT CLOSING. Each Purchaser's obligations at the Closing, including without limitation its obligation to purchase the Preferred Shares, are conditioned upon the fulfillment of each of the following events:

         5.1.1 the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date;

         5.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

         5.1.3 the Company shall have delivered to such Purchaser a certificate, signed by an officer of the Company, certifying that the conditions specified in paragraphs
                   5.1.1 and 5.1.2 above and paragraph 5.1.10 below have been fulfilled as of the Closing;

         5.1.4 the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware and shall have furnished such Purchaser with a file-stamped copy thereof;

         5.1.5 the Company shall have obtained from Fletcher its written waiver of any and all rights under Section 5(h) of the Subscription Agreement dated August 12, 1997, as amended, between the Company and Fletcher, arising out of the issuance of the Preferred Shares pursuant hereto or the transactions contemplated hereby or by the Certificate of Designation, and shall have delivered a copy of such waiver to such Purchaser;

         5.1.6 the Company shall have delivered to such Purchaser an opinion of counsel for the Company, dated as of the Closing Date, in form and substance reasonably acceptable to such Purchaser;

         5.1.7 the Company shall have delivered duly executed certificates representing the Preferred Shares being so purchased;

         5.1.8 the Company shall have executed and delivered the Registration Rights Agreement;

         5.1.9 the Common Stock shall be designated for quotation and actively traded on the Nasdaq National Market;

         5.1.10 there shall have been no material adverse changes in the Company's consolidated business or financial condition since the date of the Company's most recent financial statements contained in the Disclosure Documents;

         5.1.11 the Company shall have authorized and reserved for issuance 150% of the aggregate number of shares of Common Stock issuable upon conversion of all of the Preferred Shares to be issued at the Closing (assuming for such purpose that the Conversion Date (as defined in the Certificate of Designation) were to occur as of the Closing Date) and exercise of the Warrants issuable upon such conversion;

         5.1.12 the Company shall have (A) exchanged the outstanding shares of the Company's Series A Preferred Stock for an additional series of preferred stock as more specifically described in the related certificate of designation filed with the Secretary of State of the State of Delaware on November 17, 1997 (the "SERIES A-1 PREFERRED STOCK"), and (B) delivered to such Purchaser a file-stamped copy of the Certificate of Designation for the Series A-1 Preferred Stock;

         5.1.13 the Company shall have amended the Rights Plan to permit the issuance of the Preferred Stock and the consummation of the transactions contemplated by this Agreement, the Certificate of Designation, the Warrants and the Registration Rights Agreement without the triggering of any rights thereunder;

         5.1.14 the Company shall have filed with the Commission amended Form 10-K/A for the year ended December 31, 1996, amended Form 10-Q/A for the quarter ended March 31, 1997, Form 10-Q for the quarter ended June 29, 1997, and Form 10-Q for the quarter ended September 29, 1997 (the "AMENDED REPORTS"), and the financial statements included in the

                   Amended Reports as so filed shall not differ materially from the draft financial statements or other financial information provided to the Purchasers on or before the date hereof;

         5.1.15 binding contracts of sale for approximately 27 acres of property in Santa Clara, California, including a contract for the sale of approximately 10 acres to affiliates of Goldman Sachs & Co. and Tishman Speyer Properties and a contract of sale of approximately 17 acres to Intel Corporation, for an aggregate purchase price of not less than $60 million, shall have been executed and delivered by the Company and such purchasers; and

         5.1.16 the Company shall have received from the NASD and shall have delivered to such Purchaser written confirmation that all delisting proceedings with respect to the designation of the Common Stock as a Nasdaq National Market Security have been terminated, and that the Company is in good standing as a Nasdaq National Market issuer.

    5.2 CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING. The Company's obligations at the Closing are conditioned upon the fulfillment of each of the following events:

         5.2.1 the representations and warranties of each Purchaser shall be true and correct in all material respects as of the Closing Date as if made on such date;

         5.2.2 each Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Purchaser on or before the Closing;

         5.2.3 each Purchaser shall have executed and delivered the Registration Rights Agreement; and

         5.2.4 the conditions specified in subparagraphs 5.1.5 and 5.1.12 shall have been satisfied.

6.  INDEMNIFICATION.

    The Company agrees to indemnify and hold harmless each Purchaser and its officers, directors, employees and agents, and each person who controls such Purchaser within the meaning of the Securities Act or the Exchange Act (each, a "PURCHASER INDEMNIFIED PARTY") against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by the Company of any of its representations, warranties or covenants made herein.

    Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and its officers, directors, employees and agents, and each person who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a "COMPANY INDEMNIFIED PARTY") (a Purchaser Indemnified Party and a Company Indemnified Party are each hereinafter referred to as an "INDEMNIFIED PARTY") against any losses, claims, damages, liabilities or expenses (including the fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by such Purchaser of any of its representations, warranties or covenants made herein.

    Promptly after receipt by an Indemnified Party of notice of the commencement of any action by a third party pursuant to which indemnification may be sought hereunder, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the "Indemnifying Party"), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnifying Party, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest under applicable standards of professional conduct between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action will not relieve the Indemnifying Party of any of its obligations hereunder with respect to such action except to the extent such failure is prejudicial to the Indemnifying Party's ability to defend any such action.

    No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of pending or threatened action in respect of which an Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action. An Indemnifying Party will not be liable for any settlement of any action or claim effected without its written consent.

7.  MISCELLANEOUS.

         7.1 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

         7.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer (including without limitation a bona fide pledge) of the Preferred Shares or the Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign it rights or obligations under this Agreement.

         7.3 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

         7.4 NO RELIANCE; REPRESENTATIONS BY PURCHASERS. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.

         7.5 INJUNCTIVE RELIEF. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

         7.6 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         7.8 HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.9 NOTICES. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day and (ii) on the next business day after timely delivery to a nationally-recognized overnight courier, addressed to the parties as follows:

         IF TO THE COMPANY:

         Informix Corporation
         4100 Bohannon Drive
         Menlo Park, CA 94205
         Attn: Chief Financial Officer
         Tel:  (650) 926-6300
         Fax:  (650) 926-6564

         WITH A COPY TO:

         Wilson Sonsini Goodrich & Rosati
         650 Page Mill Road
         Palo Alto, CA 94304-1050
         Attn: Larry W. Sonsini, Esq.
               Douglas H. Collom, Esq.
         Tel: (650) 493-9300
         Fax: (650) 496-4086

and if to any Purchaser, to such address for such Purchaser as shall appear on the signature page hereof executed by such Purchaser, or as shall be designated by such Purchaser in writing to the Company.

         7.10 EXPENSES. Except as otherwise specified herein, the Company and each Purchaser shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

         7.11 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

         7.12 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing as follows:

              (i)  by the mutual agreement of the parties hereto;

              (ii) if the Closing shall not have occurred on or before December 15, 1997, either by delivery by the Company of a written notice of termination (a "TERMINATION NOTICE") to each Purchaser or by delivery by each Purchaser of a Termination Notice to the Company (the date on which the Company or all of the Purchasers, as the case may be, deliver such Termination Notice being referred to herein as the "TERMINATION DATE").

In the event that this Agreement is terminated as provided herein, this Agreement shall thereafter be void and of no further effect, without any liability on the part of any party hereto, except for any liability that may have accrued prior to the Termination Date.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

INFORMIX CORPORATION


By: /s/ Robert Finocchio, Jr.
    -------------------------------
    Name:
    Title:


PURCHASER NAME: /s/ Capital Ventures International
                ----------------------------------

By: Heights Capital Management, its authorized agent
    ------------------------------------------------

By: /s/ Andrew Frost
    -------------------------------
    Name: Andrew Frost
    Title: President, Heights Capital Management


ADDRESS:

    Capital Ventures International          Correspondence to:
    -------------------------------         Capital Ventures International
    1 Capital Place                         c/o Heights Capital
    P.O. BOX 1787                           925 California Street
    -------------------------------         Suite 1100
    Georgetown, Grand Cayman B.V.I          San Francisco, CA  94104
    -------------------------------         Attn: Michael Spolan
    Tel:                                    Tel:  415-403-6500
        ---------------------------         Fax:  415-403-6525
    Fax:
        ---------------------------

Number of Shares of Series B Preferred Stock to be Purchased:   17,500
                                                              -----------

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

INFORMIX CORPORATION


By: /s/ Robert Finocchio, Jr.
    -------------------------------
    Name:
    Title:



PURCHASER NAME: /s/ Proprietary Convertible Investment Group, Inc.
                --------------------------------------------------
By: /s/ Allan Weine
    -------------------------------
    Name: Allan Weine
    Title: Vice-President


ADDRESS:

    c/o Credit Suisse First Boston
    -------------------------------
    11 Madison Avenue
    3RD FLOOR
    -------------------------------
    NEW YORK, N.Y.  10010
    -------------------------------
    Tel: 212-355-2302
    -------------------------------
    Fax:212-325-6519
    -------------------------------

Number of Shares of Series B Preferred Stock to be Purchased:   20,000
                                                              ----------

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

INFORMIX CORPORATION


By: /s/ Robert Finocchio, Jr.
    -------------------------------
    Name:
    Title:



PURCHASER NAME: /s/ CC Investments, LDC
                ------------------------

By: /s/ John D. Zigelman
    -------------------------------
    Name: John D. Zigelman
    Title: Director


ADDRESS:

    c/o Citco Fund Services                 Correspondence to:
    -------------------------------         John D. Ziegelman
    Corporate Centre, West Bay Road         c/o Castle Creek Partners, LLC
    -------------------------------         333 West Wacker Drive
    P.O. BOX 31106, SMB                     Suite 1410
    -------------------------------         Chicago, IL 60606
    GRAND CAYMAN, CAYMAN ISLANDS
    -------------------------------
    Tel: 345-949-3977
         --------------------------
    Fax: 345-949-3877
         --------------------------

Number of Shares of Series B Preferred Stock to be Purchased:   12,500
                                                              ----------

                             Exhibit 1

                        Officers' Certificate
                      delivered by the Company

                        INFORMIX CORPORATION

                        OFFICERS' CERTIFICATE


     Informix Corporation, a Delaware corporation (the "Company"), hereby certifies, in connection with the transactions contemplated by the Securities Purchase Agreement dated November 17, 1997 between the Company and the Purchasers listed therein (the "Agreement"), that:

     (a) Robert Finocchio, Jr. and Jean-Yves Dexmier are the duly elected, qualified, acting and incumbent Chairman of the Board, Chief Executive Officer and President and the Executive Vice President and Chief Financial Officer of the Company, respectively.

     (b) All representations and warranties of the Company set forth in Section 3 of the Agreement are true and correct as of the date hereof.

     (c) The Company has complied fully with all of its covenants and agreements contained in Section 5 of the Agreement that are required to be performed or complied with by it on or before the Closing (as defined in the Agreement).

     (d) This Certificate may be executed in counterparts and each such executed counterpart shall be deemed an original, and such counterparts together shall constitute one instrument.

INFORMIX CORPORATION                         INFORMIX CORPORATION



/S/ ROBERT FINOCCHIO, JR.                    /S/ JEAN-YVES DEXMIER
-------------------------------------       ----------------------------------
Robert Finocchio, Jr.                        Jean-Yves Dexmier
Chairman of the Board, Chief Executive       Chief Financial Officer and
Officer and President                        Executive Vice President


Dated:  November 17, 1997                    Dated:  November 17, 1997

                              Exhibit 2

                          Legal Opinion of
                Wilson Sonsini Goodrich & Rosati P.C.

                  WILSON SONSINI GOODRICH & ROSATI
                      Professional Corporation

                         650 Page Mill Road
                  Palo Alto, California 94304-1050
           Telephone 415-493-9300  Facsimile 415-496-6811




                          November 19, 1997



To Each of the Purchasers identified under the Securities Purchase Agreement dated as of November 17, 1997 among Informix Corporation and the signatories thereto

     Re:  SERIES B PREFERRED STOCK OF INFORMIX CORPORATION

Ladies and Gentlemen:

     Reference is made to the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of November 17, 1997, complete with all listed schedules and exhibits thereto (the "Securities Purchase Agreement"), by and between Informix Corporation, a Delaware corporation (the "Company"), and the Purchasers named therein (each, a "Purchaser" and collectively, the "Purchasers"), which provides for, among other things, the issuance by the Company to each Purchaser of the Preferred Shares. Unless the context otherwise requires, all capitalized terms used herein have the respective meanings set forth in the Securities Purchase Agreement.

     We have acted as counsel for the Company in connection with the negotiation of the Securities Purchase Agreement, the related Registration Rights Agreement of even date therewith (the "Registration Rights Agreement") and the issuance of the Preferred Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals, certified copies or copies otherwise identified to us as being true copies of the following:

     (a) the Restated Certificate of Incorporation of the Company, as amended to date, including the Certificate of Designation of Series B Convertible Preferred Stock (the "Certificate of Designation") filed with the Secretary of State of the State of Delaware on November 18, 1997, as in effect on the date hereof (the "Certificate of Incorporation");

     (b) the Bylaws of the Company, as in effect on the date hereof (the "Bylaws");

Fletcher International Limited
November 19, 1997
Page 2


     (c) Resolutions of the Board of Directors relating to the transactions contemplated by the Agreements;

     (d) the Securities Purchase Agreement, the Registration Rights Agreement and the other documents delivered by the Company in connection with the Closing;

     (e) a certificate as of recent date of the Secretary of State of the State of Delaware addressing the corporate good standing of the Company;

     (f) such other instruments, corporate records, certificates, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

     In rendering this opinion, with your permission, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies;
(iii) the truth, accuracy, and completeness of the factual matters, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed as of their stated dates and as of the date hereof; (iv) the legal capacity of natural persons; (v) except as specifically set forth in the opinions contained herein, the due authorization, execution, and delivery on behalf of the respective parties thereto (other than the Company) of documents referred to herein and the legal, valid, and binding effect thereof on such parties (other than the Company); and (vi) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions. In addition, we have assumed, except with respect to any opinion hereafter expressed as to the existence or absence of certain facts, that the representations and warranties as to factual matters made by the Company in the Securities Purchase Agreement and pursuant thereto are true, correct, and complete.

     As used in this opinion, the expression "to our knowledge," "known to us," or similar language with reference to matters of fact means that, after an examination of documents, including, without limitation, the Agreements, made available to us by the Company, including, without limitation, the Securities Purchase Agreement and the Registration Rights Agreement, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," "known to us," or similar language with reference to matters of fact refers to the current actual knowledge of attorneys of this firm who have worked on matters for the Company in connection with the Securities Purchase Agreement. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to

Fletcher International Limited
November 19, 1997
Page 3


our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or our rendering of the opinions set forth below.

     For purposes of this opinion, we have assumed that each Purchaser has all requisite power and authority and has taken any and all necessary corporate or partnership action to execute and deliver the Transaction Documents, and we have assumed that the representations and warranties made by each Purchaser in the Securities Purchase Agreements and pursuant thereto are true, correct, and complete. We are also assuming that each Purchaser has purchased the Preferred Shares for value, in good faith, and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

     The opinions hereinafter expressed are subject to the following exceptions, qualifications, and assumptions:

     (a) We are members of the Bar of the State of California, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal law of the United States of America, the laws of the State of California, and the General Corporation Law of the State of Delaware;

     (b) We express no opinion as to the effect of (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or similar laws relating to or affecting the rights of creditors and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the exercise of judicial discretion, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law;

     (c) We express no opinion as to the choice of law provision contained in the Securities Purchase Agreement or the Registration Rights Agreement. Our opinions set forth herein relating to the Securities Purchase Agreement or the Registration Rights Agreement assume that the laws of the State of New York are identical to the laws of the State of California;

     (d) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

     (e) We express no opinion as to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

Fletcher International Limited
November 19, 1997
Page 4


     (f) We express no opinion as to the enforceability of the indemnification provisions of Section 6 of the Registration Rights Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions; and

     (g) Our opinion in paragraph 5 below is intended to express our opinion that the execution, delivery, and performance by the Company of the Agreements is neither prohibited by, nor does it subject the Company to, a fine, penalty, or other sanction that would be materially adverse to the Company under any law, rule, or regulation of the State of California or United States federal law that a lawyer in the State of California exercising customary professional diligence would reasonably recognize to be applicable to the Company.

     Based upon the foregoing and having regard to legal considerations that we deem relevant, and subject to the qualifications, exceptions, limitations, and assumptions set forth herein, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.

     2. The Company has the requisite corporate power and authority to enter into and perform its obligations under (i) the Securities Purchase Agreement,
(ii) the Registration Rights Agreement, and (iii) all other agreements, documents, certificates or other instruments delivered by the Company at the closing, to execute and perform its obligations under the Certificate of Designation, to execute and perform its obligations under the Warrants, to issue and sell the Preferred Shares to such Purchaser in accordance with the terms of the Securities Purchase Agreement, to issue the Conversion Shares and the Warrants upon conversion of the Preferred Shares in accordance with the Certificate of Designation, to issue the Warrant Shares upon exercise of the Warrants and to issue the Dividend Payment Shares in accordance with the Certificate of Designation.

     3. All corporate action on the part of the Company by its officers, directors, and stockholders necessary for (A) the authorization, execution and delivery of and the performance by the Company of its obligations under, the Transaction Documents, (B) the authorization, execution, and filing of, and the performance by the Company of its obligations under, the Certificate of Designation, and (C) the authorization and execution and the performance by the Company of its obligations under, the Warrants has been taken.

     4. The Transaction Documents and the Certificate of Designation constitute, and the Warrants upon issuance will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms. The Certificate of Designation has been duly

Fletcher International Limited
November 19, 1997
Page 5


filed with the Secretary of State of the State of Delaware, and the Preferred Shares are entitled to all of the benefits and privileges set forth therein.

     5. No consent, approval, authorization of, order, or designation, declaration, or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Securities Purchase Agreement, the offer or issuance of the Preferred Shares, or the performance of the Company's obligations under the Certificate of Designation, Securities Purchase Agreement or Registration Rights Agreement, except (i) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the California Corporate Securities Law of 1968, as amended, and other applicable blue sky laws (but excluding jurisdictions outside of the United States) of the offer and sale of the Preferred Shares and (ii) the filing of a Current Report on Form 8-K within the time period prescribed by such report. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated herein where such filings and actions are to be undertaken on or after the date hereof.

     6. The execution, delivery, and performance of and compliance with the terms of the Transaction Documents do not violate, breach or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (i) the Certificate of Incorporation or the Bylaws of the Company or any of its subsidiaries or any certificate of designation relating to any securities of the Company or any of its subsidiaries, (ii) to our knowledge, any decree, judgment, order, law, treaty, rule, regulation, or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets,
(iii) any rule of the National Association of Securities Dealers, Inc. applicable to the Company or the transactions contemplated by the Agreement, or
(iv) any agreement, plan, arrangement or other instrument that has been as an exhibit to the Company's periodic filings with the Securities and Exchange Commission (the "Commission").

     7. The Company has validly reserved 50,000 shares of Series B Preferred Stock and, initially, 15,000,000 shares of Common Stock for issuance pursuant to the terms of the Securities Purchase Agreement and the Certificate of Designation. When issued to a Purchaser against payment therefor in accordance with the terms of the Securities Purchase Agreement and the Certificate of Designation, each share of Preferred Stock will be duly and validly authorized and issued, fully paid, and nonassessable and will be free and clear of any security interests, liens, claims, encumbrances, or preemptive or similar rights contained in the Certificate of Incorporation or the Bylaws, except as specifically provided in the Securities Purchase Agreement or the Certificate of Designation; the Conversion Shares are duly authorized and reserved for issuance and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrance imposed by or through the Company; the Dividend Payment Shares

Fletcher International Limited
November 19, 1997
Page 6

are duly authorized and, upon the issuance thereof in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid, and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company; the Warrants are duly authorized and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid, and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company; the Warrant Shares are duly authorized and reserved for issuance and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company. The foregoing opinion is qualified by the fact that the Preferred Shares, the shares of Common Stock and Warrants issuable upon conversion of the Preferred Shares, the Dividend Payment shares, and the Warrant Shares issuable upon exercise of the Warrants may be subject to restrictions on transfer under state and/or federal securities laws.

     8. The Company's Common Stock is currently designated for trading on the Nasdaq National Market.

     9. Except as set forth on Schedule 3.8.4 of the Securities Purchase Agreement, to our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency which could reasonably be expected to materially affect the execution and delivery by the Company of the Securities Purchase Agreement or the Registration Rights Agreement, the execution and filing of the Certificate of Designation, or the performance of its obligations thereunder.

     10. The offer, sale and issuance of the Preferred Shares in conformity with the terms of the Securities Purchase Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, it being understood that we do not express any opinion as to any subsequent resale of the Preferred Shares, as to the issuance of the Warrants upon conversion of the Preferred Shares or as to the issuance of Common Stock upon the conversion of the Preferred Shares or exercise of the Warrants, as the case may be.

     11. The Company has designated a series of preferred stock as the Series A-1 Preferred Stock pursuant to a certificate of designation duly filed with the Secretary of State of the State of Delaware and has issued the Series A-1 Preferred Stock pursuant to a valid exchange for all of the shares of Series A Preferred Stock outstanding immediately prior to such exchange. No shares of Series A Preferred Stock are outstanding as of the date hereof, and all of the shares of Series A Preferred Stock outstanding immediately prior to such exchange have been retired by the Company and have regained the status of authorized but unissued shares.

Fletcher International Limited
November 19, 1997
Page 7

     This opinion is furnished to each Purchaser as of the date hereof solely for its benefit in connection with the transactions contemplated by the Securities Purchase Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent.

                              Sincerely,

                              WILSON, SONSINI, GOODRICH & ROSATI
                              Professional Corporation


                              /s/ Wilson Sonsini Goodrich & Rosati P.C
                              -------------------------------------------

                              Exhibit 3

      Form of Series B Convertible Preferred Stock Certificate

Number B - 1
                        INFORMIX CORPORATION     _____________Shares

                       A Delaware Corporation

                                Series B Convertible Preferred Stock

     THIS CERTIFIES THAT            is the registered holder of
   shares of the Series B Convertible Preferred Stock of INFORMIX
CORPORATION, transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

     These shares are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto, to which the holder of this certificate, by acceptance hereof, assents.

     Subject to certain conditions, the shares represented by this certificate are convertible into shares of Common Stock and Warrants exercisable into shares of Common Stock at any time and shall be automatically converted into shares of Common Stock and Warrants upon the occurrence of certain events as set forth in the Certificate of Designation of Series B Convertible Preferred Stock.

     A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of the Corporation, and the Corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this 19th day of November 1997.


_______________________________          _____________________________________
Jean-Yves Dexmier, Secretary             Karen Blasing, Vice President,

FOR VALUE RECEIVED __________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO ______________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND
DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________, ATTORNEY
TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION AND WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _________________, 19___

IN PRESENCE OF __________________________         _____________________________
                   (Witness)                      (Stockholder)

                                                  _____________________________
                                                 (Stockholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FRONT OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER AND SALE. SUCH SECURITIES ARE ISSUED SUBJECT TO THE PROVISIONS OF (I) THE CERTIFICATE OF DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK OF INFORMIX CORPORATION (THE "COMPANY"), (II) A SECURITIES PURCHASE AGREEMENT, DATED NOVEMBER 17, 1997, BY AND AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN, AND (III) A REGISTRATION RIGHTS AGREEMENT, DATED NOVEMBER 19, 1997, BY AND AMONG THE COMPANY AND SUCH PURCHASERS.

                              Exhibit 4

                         Disclosure Schedule

                        INFORMIX CORPORATION
                         4100 Bohannon Drive
                    Menlo Park, California  94025
                     Telephone:  (650) 926-6300



                          November 17, 1997


To the Purchasers Identified in
     the Securities Purchase Agreement dated November 17, 1997

     RE:  INFORMIX CORPORATION DISCLOSURE SCHEDULE

Ladies and Gentlemen:

     This letter (the "Disclosure Letter") sets forth certain exceptions to the representations and warranties of Informix Corporation, a Delaware corporation (the "Company" or "Informix"), set forth in the Securities Purchase Agreement dated November 17, 1997 (the "Agreement") between the Company and the Purchasers identified on the signature pages to the Agreement. Any terms defined in the Agreement shall have the same meaning when used in this Disclosure Letter as when used in the Agreement, unless the context indicates otherwise.

     The section numbers of this Disclosure Letter (and the referenced incorporated exhibits and schedules hereto) correspond to the first or principal section of the Agreement to which the disclosures contained therein relate; however, a particular disclosure may apply to multiple sections, and all information disclosed herein shall be deemed disclosed under and incorporated into any other section of the Agreement where such disclosure would be appropriate, regardless of whether a reference to this Disclosure Letter is made in such section of the Agreement. Disclosures by schedules, annexes and documents referenced herein are deemed made herein.

     3.4  DISCLOSURE DOCUMENTS; AGREEMENTS; FINANCIAL STATEMENTS; OTHER
          INFORMATION

     As of the date of signing the Agreement, the Company has not filed its Quarterly Reports on 10-Q for the quarters ended June 29, 1997 or September 30, 1997. The Company intends to file such Quarterly Reports with the Commission on Tuesday, November 18, 1997.

     On November 18, 1997, the Company also intends to file with the Commission its amended Form 10-K for the year ended December 31, 1996 (the "Form 10-K/A") and its amended Form 10-Q for the quarter ended March 29, 1997 (the "Form 10-Q/A"). Any representation or warranty relating to the Company's Form 10-K for the year ended December 31, 1996 shall refer only the Form 10-K/A, any representation or warranty relating to the Company's Form 10-Q for the quarter ended March 29, 1997 shall refer only to the Form 10-Q/A, and any reference to "Disclosure Documents" shall be deemed only to include such amended filings (unless the context otherwise requires).

Purchasers Identified in Securities Purchase Agreement dated November 17, 1997 November 17, 1997
Page 2

     3.5  CAPITALIZATION

          As of the date of the Agreement and as of the Closing Date, the authorized capital stock of the Company consisted of 500,000,000 shares of Common Stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value. Of the preferred stock, 440,000 shares have been designated Series A Convertible Preferred Stock, none of which is issued and outstanding, 440,000 shares have been designated Series A-1 Convertible Preferred Stock, all of which is issued and outstanding, and 50,000 shares have been designated Series B Convertible Preferred Stock, all of which is expected to be issued pursuant to the Agreement.

     As of November 17, 1997, (i) 152,428,406 shares of Common Stock were issued and outstanding (together with associated rights under the Rights Plan to acquire an additional share of Common Stock for each share outstanding; (ii) 24,960,730 shares of Common Stock were reserved for issuance under stock option plans or upon exercise of stock options granted outside such plans, of which 19,292,160 shares were subject to outstanding, unexercised options, and of which 5,668,570 shares remained available for future grant under such plans; (iii) 4,000,000 shares of Common Stock were reserved for issuance under employee stock purchase plans; (iv) 30,913 shares of Common Stock were reserved for issuance upon exercise of a warrant; and (v) 500,000 shares of Common Stock were reserved for issuance upon exercise of a non-qualified stock option granted to the Company's Chairman, President, and Chief Executive Officer.

     In connection with the Agreement, the Company has reserved (i) 50,000 shares of Series B Preferred for issuance to the Purchasers and (ii) such number of shares of the Company's Common Stock as may be issuable from time to time upon conversion of the Series B Preferred (including shares issuable upon exercise of the Warrants to be issued upon such conversion or in connection with dividends that may be issuable to holders of Series B Preferred and payable in the form of Common Stock in accordance with the terms set forth in the Certificate), provided that the aggregate number of shares of Common Stock reserved will not be less than 150% of the number of shares issuable upon conversion of the Series B Preferred (including shares issuable upon exercise of the Warrants).

     Reference is made to the Exchange Agreement dated November 16, 1997 between the Company and Fletcher International Limited ("Fletcher"), which grants Fletcher certain rights of first negotiation with respect to certain issuances of capital stock by the Company.

     3.7  NO CONFLICT WITH OTHER INSTRUMENTS

     At or prior to the Closing, the Company will have amended the Rights Plan such that no Purchaser will be deemed an "Acquiring Person" thereunder.

     Section 12 of the Company's Certificate of Designation of Series A Convertible Preferred Stock requires the consent of the holders of a majority of the total number of shares of Series A Preferred Stock outstanding, voting separately as a series, to effect any amendment or addition to the

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Purchasers Identified in Securities Purchase Agreement dated November 17, 1997
November 17, 1997
Page 3

Company's Certificate of Incorporation that would adversely affect the preferences of the Series A Preferred Stock.

     3.8  FINANCIAL CONDITION; TAXES; LITIGATION

     CLASS ACTIONS

     Starting in April 1997, a number of class action complaints were filed in the United States District Court for the Northern District of California. These actions were consolidated in IN RE INFORMIX CORPORATION SECURITIES LITIGATION, Master File No. C-97-1289 SBA (N.D. Cal.). The existing federal court complaints allege that Informix and certain of its officers and/or directors, and its independent auditors, issued false or misleading statements regarding the Company's reported financial results and business prospects; during time periods that vary among the complaints, the longest of which extends from January 31, 1996 through September 22, 1997. The existing complaints, with one exception, do not specify the amount of damages. One complaint, TEACHERS' RETIREMENT SYSTEM OF LOUISIANA ET AL. V. INFORMIX CORPORATION ET AL., requests $7.136 million in damages. Pursuant to court order, a superseding consolidated complaint will be filed in the next two months, and Informix will respond to that complaint thirty days thereafter.

     Informix also has been named in two purported securities class action cases filed in the Superior Court of the State of California, County of San Mateo.
The first state court class action complaint, RILEY V. INFORMIX CORPORATION ET AL., No. 400739, contains allegations similar to the federal court complaints, with respect to a time period of April 16, 1996 through August 7, 1997.
Informix has moved to dismiss that complaint. The second state court class action complaint, DAYANI V. INFORMIX CORPORATION ET AL., No. 402262, is identical to the most recently filed federal court complaint. Neither complaint specifies the amount of damages. A third state court class action complaint, GOLDSTEIN V. WHITE ET AL., No. 401829, asserts claims against certain of Informix's officers and/or directors, and its independent auditors, but does not name Informix as a defendant.

     DERIVATIVE ACTIONS

     Informix also has been named as a nominal defendant in eight derivative actions filed in the Superior Court of the State of California, County of San Mateo. The plaintiff in the first of these cases, SMURTHWAITE V. WHITE ET AL., No. 401818, has been appointed to lead the plaintiffs in all of these cases, and the parties presently are drafting an order consolidating all of the cases under the caption IN RE INFORMIX CORPORATION DERIVATIVE LITIGATION. The allegations in the SMURTHWAITE complaint are similar to the allegations of the GOLDSTEIN complaint. Plaintiff seeks unspecified damages on Informix's behalf, and certain of Informix's officers and/or directors, and its independent auditors. Informix will respond to the consolidated derivative complaint once it has been filed.

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Purchasers Identified in Securities Purchase Agreement dated November 17, 1997
November 17, 1997
Page 4

     ILLUSTRA ESCROW

     In January, 1997, pursuant to the Agreement and Plan of Reorganization by and among Informix Corporation ("Informix"), Informix Delaware, Inc. and Illustra Information Technologies, Inc. ("Illustra"), Informix made a claim against the Illustra shareholders for 258,002 shares contained in an escrow fund. Informix made this claim based upon Illustra's failure to correctly disclose information relating to the granting of stock options. In response, the Illustra shareholders have claimed that Informix wrongfully caused these shares to be retained in escrow, thereby harming the Illustra shareholders. At present, no litigation or arbitration proceedings have been commenced by either Informix or the Illustra shareholders.

     SECURITIES AND EXCHANGE COMMISSION INVESTIGATION

     On July 24, 1997, the Securities and Exchange Commission issued an Order Directing Private Investigation and Designating Officers to Take Testimony, initiating a proceeding captioned IN THE MATTER OF INFORMIX CORPORATION, File No. HO-3308. The Order directs that a private investigation be made with respect to Informix and certain unnamed persons associated with Informix concerning non-specified accounting matters, financial reports and other public disclosures by the Company as well as trading activity in the Company's securities. The Order does not name any individual nor specify an applicable time period. The Company is in the process of producing documents and a number of current and former officers have been subpoenaed to testify before the SEC.

     3.12 REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION

     Pursuant to the Subscription Agreement dated August 12, 1997 between Fletcher International Limited ("Fletcher") and the Company, Fletcher holds certain registration rights and a right of first negotiation with respect to future issuances of capital stock by the Company in reliance on Section 4(2) or Regulation D of the Securities Act.

     3.13 TRADING ON NASDAQ

     On November 6, 1997, The Nasdaq Stock Market held a hearing concerning the status of the Company's listing as a Nasdaq National Market Security. The Company has been advised by Nasdaq that the Company will be in compliance with the designation criteria of The Nasdaq Stock Market, subject to (i) its filing the Disclosure Documents with the Commission on or before November 19, 1997,
(ii) its compliance, as reported in the Disclosure Documents, with all criteria necessary for continued listing on the Nasdaq National Market, other than the net tangible assets requirements, and (iii) its satisfaction of the net tangible assets requirement by February 23, 1998.

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Purchasers Identified in Securities Purchase Agreement dated November 17, 1997
November 17, 1997
Page 5



     3.18 TITLE

     On November 5, 1997, the Company sold a parcel of land consisting of approximately 10.6 acres on Freedom Circle Drive in Santa Clara, California and no longer holds a fee simple interest in such property. The consideration for such sale consisted of $27.0 million in cash and a purchase money security interest in the property in the amount of $8 million.

     In October 1997, the Company entered into a contract of sale with Intel Corporation with respect to an additional 16.8 acre parcel on Freedom Circle Drive in Santa Clara, California. Subject to certain conditions set forth in the contract of sale, the Company expects to sell such parcel to Intel Corporation in December 1997 for $25.025 million.





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     The undersigned has executed this Disclosure Letter as of the date first set forth above.

                              INFORMIX CORPORATION

                              By:  /S/ JEAN-YVES DEXMIER
                                   ---------------------------------------
                              Name:     Jean-Yves Dexmier
                              Title:    Chief Financial Officer



                 [DISCLOSURE LETTER SIGNATURE PAGE]

                                                        SCHEDULE 3.5

                           CAPITALIZATION

     See Section 3.5 of the Disclosure Letter.

                                                        SCHEDULE 3.7

                 NO CONFLICT WITH OTHER INSTRUMENTS

     See Section 3.7 of the Disclosure Letter.

                                            SCHEDULE 3.8.3 AND 3.8.4

               FINANCIAL CONDITION; TAXES; LITIGATION

     See Section 3.8 of the Disclosure Letter.